EXHIBIT 10.1(E)

            TERMINATION OF THE BANK EMPLOYMENT AGREEMENT

      This TERMINATION OF THE BANK EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 22, 1999 by and between CFS BANK, a federally chartered savings bank, having an office at 615 Merrick Avenue, Westbury, New York 11590 (the "Bank") and PHILIP S. MESSINA, an individual residing at No. 8 Bryan Meadow Path, Fort Salonga, New York 11768 ("Executive").

                      W I T N E S S E T H:

WHEREAS, Executive currently serves in the capacity of Chief
Executive Officer for the Bank and for HAVEN BANCORP, INC., the
Bank's parent company (the "Company"), and as Chairman of the Board of Directors of the Bank and the Company; and

WHEREAS, the Bank and Executive are parties to the Bank Employment Agreement, dated May 28, 1997 (the "Bank Employment Agreement"), and the Company and Executive are parties to the Employment
Agreement dated as of November 22, 1999 (the "Company Employment
Agreement"); and

WHEREAS, concurrently herewith, the Bank and the Company are entering into the Executive Services Agreement (the "Executive
Services Agreement") whereby the Bank and the Company agree, among other things, to permit Executive to continue serving in his present capacities for the Bank and its affiliates and for the Bank to pay the Company for such services; and

WHEREAS, the Bank and Executive desire to terminate the Bank
Employment Agreement and release each other from the obligations thereunder,

NOW, THEREFORE, in consideration of the foregoing, and for the promises and mutual covenants and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Bank and Executive hereby agree as follows:

1.  Bank Employment Agreement Termination.

The Bank and Executive hereby agree that the Bank Employment
Agreement be terminated and of no further force and effect.

2.  Condition Precedent.

This Agreement shall become effective upon the execution by the Bank and Company of the Executive Services Agreement attached hereto as Exhibit A.

3.  Entire Agreement; Amendment and Modification.
This Agreement represents the parties' entire agreement and understanding with respect to the matters set forth herein. No amendment or modification to the terms and conditions of this Agreement shall be made except by a writing signed by each of the parties hereto.

4.  Counterparts

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

5.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts or choice of laws.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

CFS BANK


BY:________________________
      Name:
      Title:


___________________________
PHILIP S. MESSINA